(LETTERHEAD OF RICHARD S. COHEN, ESQ.)

                                                                Exhibit F-3






                                             January 5, 1996


          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C.  20549

                    Re: General Public Utilities Corporation ("GPU") Energy Initiatives, Inc. ("EI")
                         EI Services, Inc. ("EI Services")
                         Jersey Central Power & Light Company ("JCP&L") Metropolitan Edison Company ("Met-Ed")
                         Pennsylvania Electric Company ("Penelec")
                         GPU Service Corporation ("GPUSC")
                         Application on Form U-1
                         SEC File No. 70-8593

          Ladies and Gentlemen:

                    I have  examined Post-Effective Amendment No.  1, dated
          October 16, 1995, to the Application on Form U-1, dated March 15, 1995, under the Public Utility Holding Company Act of 1935 ("Act") filed with the Securities and Exchange Commission ("Commission"), and docketed by the Commission in SEC File No. 70-8593, as amended by Post-Effective Amendment No. 2 thereto, dated October 30, 1995, Post-Effective Amendment No. 3 thereto, dated December 6, 1995, Post-Effective Amendment No. 4 thereto, dated December 21, 1995, and as to be amended by Post-Effective Amendment No. 5 thereto, dated this date, of which this opinion is to be a part. (The Application, as so amended and as thus to be amended, is hereinafter referred to as the "Application").

                    The Application now contemplates, among other things, increasing to 50% of GPU's consolidated retained earnings, the aggregate amount which GPU may invest in: (i) one or more subsidiary companies (each, a "Subsidiary Company") to be formed which will be engaged in the business of owning interests in and securities of foreign utility companies ("FUCOs") and/or exempt wholesale generators ("EWGs") (each, an "Exempt Entity"), and
          (ii) Exempt Entities. Such investment by GPU in Subsidiary Companies and Exempt Entities may take the form of, among other things, direct investments in Subsidiary Company securities ("Subsidiary Securities"), guarantees or other similar undertakings ("Guarantees") by GPU entered into to support obligations of Subsidiary Companies and Exempt Entities, loans evidenced by promissory notes of Subsidiary Companies ("Subsidiary Company Notes"), and the assumption of liabilities of Subsidiary Companies and Exempt Entities.





          Securities and Exchange Commission
          January 5, 1996
          Page 2



                    The  Application also  contemplates the  performance of
          services by Subsidiary Companies for other Subsidiary Companies and Exempt Entities at fair market prices, and the performance of services by GPUSC, JCP&L, Met-Ed and Penelec for Subsidiary Companies and Exempt Entities at cost in accordance with Rules 90 and 91 (such services as may be performed by JCP&L are hereinafter referred to as the "JCP&L Services").

                    I have examined such other documents and made such investigation as I have deemed necessary as a basis for this opinion.

                    I am corporate counsel of JCP&L. I have participated in various proceedings relating to the issuance of securities by JCP&L and its subsidiaries, and I am familiar with the terms of the outstanding securities of JCP&L and its subsidiary.

                    I am a member of the Bar of the State of New Jersey and do not purport to be expert in the laws of any jurisdiction other than the laws of the State of New Jersey. The opinions expressed herein are limited to matters governed by the laws of the State of New Jersey insofar as they relate to the performance of the JCP&L Services.

                    I have assumed that (i) each Subsidiary Company will be duly formed and validly existing in accordance with the respective laws of the jurisdiction of incorporation of such Subsidiary Company; (ii) at the time of their issuance and delivery, the Subsidiary Securities, Guarantees and Subsidiary Company Notes will have been duly authorized, executed and delivered by the issuer thereof; (iii) the execution, delivery and performance of each Subsidiary Security, Guarantee and Subsidiary Company Note will not violate any applicable law or any restriction imposed by any court or governmental body having jurisdiction over the issuer thereof; and (iv) with respect to any Subsidiary Securities, the issuer will have received consideration therefor at least equal to the par or stated value (or equivalent amount) of such security; (v) GPU will comply with the applicable limitations on guarantees and unsecured debt contained in the GPU revolving credit facility; and (vi) issuance by the Pennsylvania Public Utility Commission of an appropriate order approving the arrangements for the performance of services by Met-Ed and Penelec for Subsidiary Companies and Exempt Entities.

                    Based upon and subject to the foregoing, and assuming that the transactions therein proposed are carried out in accordance with the Application, I am of the opinion that when the Commission shall have entered an order forthwith granting the Application,





          Securities and Exchange Commission
          January 5, 1996
          Page 3



                    (a) all laws of the State New Jersey applicable to the performance of the JCP&L Services will have been complied with, and

                    (b) the performance of the JCP&L Services proposed in the Application will not violate the legal rights of the holders of any securities issued by JCP&L, JCP&L Preferred Capital, Inc. or JCP&L Capital, L.P.

                    I hereby consent to the filing of this opinion as an exhibit to the Application and in any proceedings before the Commission that may be held in connection therewith.

                                             Very truly yours,




                                             Richard S. Cohen